EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    10/07/05

                       WEEKLY ROR             MTD ROR                  YTD ROR
CLASS A UNITS            -3.40%                -3.40%                   -6.06%
CLASS B UNITS            -3.42%                -3.42%                   -6.74%

* Subject to independent verification

              WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 7, 2005

The Grant Park Futures Fund reported losses during the previous week. Positions in stock indices, currencies and energies accounted for the majority of setbacks. Gains came primarily from positions in the metals sector.

Long positions in the stock index sector were dealt losses this week, as weak economic data and speculation over higher short-term interest rates sent share prices lower. Positions in the domestic market lost ground when the Institute for Supply Management reported that its service sector index fell to 53.3 for the month of September, down from 65 in August and considerably lower than the 61 level that economists had forecasted. Longs in the S&P Composite Index sustained losses as the contract fell 34.30 points for the week. Statements made on Tuesday by Federal Reserve officials indicating that the central bank does not have a timetable as to when it will put a stop to its current tightening cycle contributed to the sell-off. Analysts said that the comments also caused a sell-off in foreign share markets, leading to losses from long positions in the London FTSE-100, Italian MIB, Hong Kong Hang Seng and Tokyo Nikkei. Longs in the Australian Share Price Index lost ground as that market closed lower on a poor showing from mining stocks.

Losses came from long positions in the energy complex. November crude oil fell $4.40 for the week, closing at $61.84 per barrel on indications that U.S. consumers might be attempting to conserve gasoline. A report released early in the week showed that U.S. demand for refined crude oil products was 2.9% lower for the previous four weeks compared to the same period last year. Prices also slid on the news that the head of the U.S. Energy Information Administration suggested that the government might release emergency heating oil stocks for the upcoming winter. Heating oil fell 16.95 cents for the week, settling at $1.9601 per gallon while natural gas was 69.5 cents lower at $13.226 per Btu. Unleaded gasoline closed at $1.8292 per gallon, 26.76 cents lower for the week.

Positions in the currency sector sustained losses for the week. Short positions in the euro posted setbacks as the common currency recorded its biggest one-day rally against the U.S. dollar in more than three years. The euro settled a little more than one full cent higher versus the dollar. Analysts noted that much of the sell-off in the dollar against the euro was technical based as investors moved to cover long dollar positions. Short positions in the Swiss franc also resulted in losses. Long positions in the Canadian dollar were also unprofitable as that currency depreciated against the U.S. dollar.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, profits came from long positions in the metals sector. The sell-off in the dollar resulted in higher prices for gold as the precious metal became cheaper for investors holding euros. December gold on the COMEX added $5.40 for the week, settling at $477.70 per ounce. Silver was 25.8 cents better at $7.70 per ounce. Longs in the base metals also benefited from the weaker dollar. November copper closed at $1.9005 per pound, 9.90 cents better than last week's settlement; aluminum, nickel and zinc all closed higher in London, adding to gains as well.





























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com